Exhibit 23.6

Consent of Ambassador Financial Group, Inc.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of FNBM Financial Corporation (the “Company”) as an Annex to the joint proxy statement/prospectus to GNB Financial Services, Inc.’s Registration Statement on Form S-4 relating to the proposed consolidation of GNB Financial Services, Inc. and the Company as filed with the Securities and Exchange Commission, and to the references to our firm and the quotation and/or summarization of our fairness opinion under the caption “Opinion of FNBM’s Financial Advisor” in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission there under (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Ambassador Financial Group, Inc.

Allentown, Pennsylvania
December 1, 2014